UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 19, 2016

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed by ON Semiconductor Corporation (the “Company”) on its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2016, on April 15, 2016, among other things, the Company entered into (1) (a) a $600 million senior revolving credit facility (the “Revolving Credit Facility”) and (b) a $2.2 billion term loan “B” facility (the “Term Loan “B” Facility”), the terms of which are set forth in a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, the several lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent (the “Agent”), Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners (the “Lead Arrangers”), Barclays Bank PLC, Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Morgan Stanley Senior Funding, Inc., BOKF, NA and KBC Bank N.V., as co-managers, and HSBC Bank USA, N.A. and Sumitomo Mitsui Banking Corporation, as co-documentation agents, and (2) a Guarantee and Collateral Agreement with certain of its domestic subsidiaries (the “Original Guarantors”), pursuant to which the Credit Agreement was guaranteed by the Original Guarantors and secured by a pledge of substantially all of the assets of the Original Guarantors, including a pledge of the equity interests in certain of the Company’s domestic and first-tier foreign subsidiaries, subject to customary exceptions.

On September 19, 2016, (i) ON Semiconductor (China) Holdings, LLC (“China Holdings”), a subsidiary of the Company, entered into (a) an Assumption Agreement (the “China Holdings Assumption Agreement”) with the Agent in favor of the Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) and (b) a Pledge Supplement (the “China Holdings Pledge Supplement”) and (ii) each of Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Fairchild Semiconductor Corporation of California, Giant Holdings, Inc., Fairchild Semiconductor West Corporation, Kota Microcircuits, Inc., Silicon Patent Holdings, Giant Semiconductor Corporation, Micro-Ohm Corporation and Fairchild Energy, LLC, each a subsidiary of the Company (collectively, the “Fairchild Guarantors” and, together with China Holdings, the “Additional Guarantors”), entered into (a) an Assumption Agreement with the Agent in favor of the Agent for the benefit of the Secured Parties (the “Fairchild Guarantors Assumption Agreement” and, together with the China Holdings Assumption Agreement, the “Assumption Agreements”) and (b) a Pledge Supplement (the “Fairchild Guarantors Pledge Supplement” and, together with the China Holdings Pledge Supplement, the “Pledge Supplements”). Pursuant to the Assumption Agreements and the Pledge Supplements, the Company’s obligations under the Credit Agreement were guaranteed by each of the Additional Guarantors and secured by a pledge of substantially all of the assets of the Additional Guarantors, subject to customary exceptions.

The foregoing descriptions of the China Holdings Assumption Agreement, the China Holdings Pledge Supplement, the Fairchild Grantors Assumption Agreement and the Fairchild Grantors Pledge Supplement do not purport to be complete and are qualified in their entirety by reference to the full and complete terms of the China Holdings Assumption Agreement, the China Holdings Pledge Supplement, the Fairchild Grantors Assumption Agreement and the Fairchild Grantors Pledge Supplement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Assumption Agreement, dated September 19, 2016, by and between ON Semiconductor (China) Holdings, LLC and Deutsche Bank AG, New York Branch.

10.2	Pledge Supplement, dated September 19, 2016, by ON Semiconductor (China) Holdings, LLC.

10.3	Assumption Agreement, dated September 19, 2016, by and among Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Fairchild Semiconductor Corporation of California, Giant Holdings, Inc., Fairchild Semiconductor West Corporation, Kota Microcircuits, Inc., Silicon Patent Holdings, Giant Semiconductor Corporation, Micro-Ohm Corporation and Fairchild Energy, LLC and Deutsche Bank AG, New York Branch.

10.4	Pledge Supplement, dated September 19, 2016, by Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Fairchild Semiconductor Corporation of California, Giant Holdings, Inc., Fairchild Semiconductor West Corporation, Kota Microcircuits, Inc., Silicon Patent Holdings, Giant Semiconductor Corporation, Micro-Ohm Corporation and Fairchild Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: September 23, 2016	By:	/s/ Bernard Gutmann
Bernard Gutmann
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assumption Agreement, dated September 19, 2016, by and between ON Semiconductor (China) Holdings, LLC and Deutsche Bank AG, New York Branch.

10.2	Pledge Supplement, dated September 19, 2016, by ON Semiconductor (China) Holdings, LLC.

10.3	Assumption Agreement, dated September 19, 2016, by and among Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Fairchild Semiconductor Corporation of California, Giant Holdings, Inc., Fairchild Semiconductor West Corporation, Kota Microcircuits, Inc., Silicon Patent Holdings, Giant Semiconductor Corporation, Micro-Ohm Corporation and Fairchild Energy, LLC and Deutsche Bank AG, New York Branch.

10.4	Pledge Supplement, dated September 19, 2016, by Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, Fairchild Semiconductor Corporation of California, Giant Holdings, Inc., Fairchild Semiconductor West Corporation, Kota Microcircuits, Inc., Silicon Patent Holdings, Giant Semiconductor Corporation, Micro-Ohm Corporation and Fairchild Energy, LLC.